EXHIBIT 10


                                 AMENDMENT NO. 3
                                       TO
                                 LOAN AGREEMENT

            THIS AMENDMENT, made and entered into as of January 30, 1998 among LIFE USA HOLDING, INC., as Borrower, EMPLOYERS REASSURANCE CORPORATION, as Agent and one of the Lenders, REPUBLIC-VANGUARD LIFE INSURANCE COMPANY and WINTERTHUR LIFE RE INSURANCE COMPANY, as the other Lenders.

                              W I T N E S S E T H:

            WHEREAS, the parties hereto have entered into the Loan Agreement dated as of May 17, 1996 and as amended by Amendment No. 1 thereto dated as of December 30, 1996 and Amendment No. 2 thereto dated May 30, 1997 (the "Agreement" and all terms defined in the Agreement are used herein as defined in the Agreement) pursuant to which the Lenders have agreed to make advances to Borrower on the terms and conditions set forth therein; and

            WHEREAS, Borrower has informed the Agent and the Lenders of its pending transactions with Allianz and provided them with copies of the Stock Purchase Agreement dated January 13, 1998 (the "Stock Purchase Agreement") between Borrower and Allianz;

            WHEREAS, the Agent and the Lenders are willing to confirm that, notwithstanding anything to the contrary contained in the Agreement, the execution and delivery of the Stock Purchase Agreement by Borrower did not and the performance by Borrower and LifeUSA of the terms of the Stock Purchase Agreement and the agreements contemplated thereby will not violate any representation, term or condition of the Agreement or result in or constitute a default under the Agreement; and

            WHEREAS, the parties desire to amend and modify the Agreement as provided in this Amendment,

            NOW, THEREFORE, in consideration of these premises and of the covenants, conditions and promises hereinafter set forth and for One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

            1. Confirmation and Waiver. Notwithstanding anything contained in the Agreement, the Agent and the Lenders hereby irrevocably waive any breach of any representation, term or condition or default under which would result from the execution and delivery of the Stock Purchase Agreement by Borrower or the performance by Borrower or LifeUSA of its obligations

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under the Stock Purchase Agreement and the agreements to be entered into pursuant to the Stock Purchase Agreement. It is further agreed that Allianz is not an Affiliate of Borrower and will not be an Affiliate of Borrower as a result of the transactions contemplated by the Stock Purchase Agreement; provided, however, the parties agree that the Lenders may terminate the Commitments and require repayment in full of any outstanding amounts under the Notes and other outstanding Obligations upon ninety (90) days prior written notice to Borrower if Borrower or any of its subsidiaries hereafter engages in any transaction with Allianz which the Lenders determine are not on terms which are arms-length and reasonable to Borrower or its subsidiary engaging in such transaction, except that the foregoing proviso does not apply to any transactions contemplated by the Stock Purchase Agreement. Specifically, the Agent and the Lenders agree that the issuance of any debentures by Borrower pursuant to Section 2.4 of the Stock Purchase Agreement will not violate Section
7.3 of the Agreement.

            2. Representations and Warranties. Borrower represents and warrants to Agent and Lenders as follows:

            (a) All of the representations and warranties of Borrower contained in the Agreement or in any of the Loan Documents are true and correct in all material respects on the date hereof as though made on such date, except to the extent that any such representation or warranty expressly relates to an earlier date and for changes permitted or contemplated by the Agreement, except as such representations and warranties are modified or supplemented as follows:

                        (i) Financial Statements. The representations and
            warranties contained in Section 4.6(a) as to audited consolidated financial statements of Borrower and its Subsidiaries are also made as to the audited consolidated financial statements of Borrower and its Subsidiaries as of and for the year ended December 31, 1996 which financial statements have been previously delivered to the Lenders. The representations and warranties contained in Section 4.6(b)(i) as to annual statutory financial statements of Borrower and its Subsidiaries are also made as to the annual (audited) statutory financial statements of Borrower and its Subsidiaries as of and for the fiscal years ended December 31, 1995 and 1996 which financial statements have been previously delivered to the Lenders.

                        (ii) Projections. The representations and warranties
            contained in Section 4.7 as to projections provided by Borrower are also made as to the projections provided by Borrower for the fiscal years ending on December 31, 1997 through 2002 which have been previously provided to the Lenders.

                        (iii) Litigation. Schedule 4.16 attached hereto
            supersedes and replaces Schedule 4.16 which was originally delivered in connection with the execution of the Agreement and

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            lists certain litigation relating to Borrower or its Subsidiaries as of the date of this Amendment.

In addition, Borrower represents and warrants that, as of the date hereof, no Default or Event of Default has occurred and is continuing.

            (b) The execution, delivery and performance by Borrower of this Amendment have been duly authorized by all necessary or proper corporate action and do not require the consent or approval of any Person which has not been obtained.

            (c) This Amendment has been duly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

            3. Fees and Expenses. Pursuant to Section 10.2, Borrower shall pay all reasonable out-of-pocket costs and expenses of Agent in connection with the preparation of this Amendment, including the reasonable fees and expenses of its counsel.

            4. Full Force and Effect. Except as expressly set forth herein, the Agreement as amended hereby shall continue in full force and effect in accordance with its terms.

            5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

            6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles thereof regarding conflict of laws.



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


            IN WITNESS WHEREOF, the parties have executed this Agreement, each as of the date first above written.



                                    LIFE USA HOLDING, INC., as Borrower


                                    By: /s/Mark A. Zesbaugh
                                        ---------------------------
                                       Mark A. Zesbaugh, Executive
                                       Vice President and Chief
                                       Financial Officer



                                    EMPLOYERS REASSURANCE
                                    CORPORATION, as Agent and Lender


                                    By: /s/James D. Maughn
                                        ---------------------------
                                    Its: Executive Vice President & Actuary


                                    REPUBLIC-VANGUARD LIFE INSURANCE
                                    COMPANY, as Lender


                                    By: /s/ John Brill
                                        ---------------------------
                                    Its: Senior Vice President


                                    WINTERTHUR LIFE RE INSURANCE
                                    COMPANY, as Lender


                                    By: /s/ John Brill
                                        ---------------------------
                                    Its: Senior Vice President

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                                  SCHEDULE 4.16

                               LIST OF LITIGATION

            In addition to routine litigation in the ordinary course of business, there are the following cases outstanding:

            (a) Snell et al. vs. Allianz Life Insurance Company of North America and LifeUSA Insurance Company (class action commenced in July, 1997 relating to life insurance policies pending in Minnesota Federal Court);

            (b) Benevento et al. vs. LifeUSA Holding, Inc. (a class action commenced in January 1998 relating to annuities currently pending in Pennsylvania Federal Court); and

            (c) Mattson vs. LifeUSA Insurance Company (termination of agent case in which agent claims damages of $60 million).